Exhibit 23.2

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

June 28, 2023

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Richard A. Davidson

Michael P. Byrne

Theodore F. Olt III

Judith L. Herrmann

Joseph C. Judge

Jason J. O'Rourke

Mikkie R. Schiltz

Diane E. Puthoff

Wendy S. Meyer

Ian J. Russell

Benjamin J. Patterson

Douglas R. Lindstrom, Jr.

Abbey C. Furlong

Samuel J. Skorepa

Kurt P. Spurgeon

Joshua J. McIntyre

Brett R. Marshall

Timothy B. Gulbranson

Alexander C. Barnett

Eric M. Hartmann

Maegan M. Gorham^

Grace E. Mangieri

David C. Waterman

Jenny L. Juehring

Jessica Y. Kirkpatrick**

Samuel P. Cropper

Brittany A. Kammerer

Sarah T. Oberg Ramirez

Registered Patent Attorney

Kathryn E. Cox±*

Of Counsel

Thomas N. Kamp*

C. Dana Waterman III*

James A. Mezvinsky*

David A. Dettmann*

Terry M. Giebelstein

Robert V. P. Waterman, Jr.

R. Scott Van Vooren

Edmund H. Carroll

Diane M. Reinsch*

Jeffrey B. Lang

Kyle R. Day

Admitted in Iowa and Illinois

* Only Admitted in Iowa

**Admitted in California

± Admitted in Florida

^Admitted in Missouri

Illinois Office

3551 7th Street, Suite 110

Moline, IL  61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of June 28, 2023, addressed to John Deere Capital Corporation, John Deere Receivables LLC, Computershare Delaware Trust Company, U.S. Bank Trust Company, National Association, BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Barclays Capital Inc. and Credit Agricole Securities (USA) Inc. for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2023-B, dated as of June 28, 2023.

/s/ Lane & Waterman LLP
LANE & WATERMAN LLP